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                                                                     Exhibit 5.1


                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                                www.haledorr.com
                       60 STATE STREET - BOSTON, MA 02109
                         617-526-6000 - FAX 617-526-5000




                                                          February 9, 2001


Arch Wireless, Inc.
1800 West Park Drive
Suite 250
Westborough, Massachusetts  01581

Ladies and Gentlemen:

     This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by Arch Wireless, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the following securities of the Company, all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $500,000,000:

          (1) common stock, $0.01 par value per share (the "Common Stock"), including shares of Common Stock ("Plan Shares") to be issued from time to time under the Company's Direct Stock Purchase Plan (the "Plan");

          (2)   preferred stock, $0.01 par value per share (the "Preferred
     Stock");

          (3)   senior debt securities (the "Senior Debt Securities");

          (4) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); and

          (5) warrants to purchase Common Stock, Preferred Stock, Senior Debt Securities and/or Subordinated Debt Securities (the "Warrants").

     The Senior Debt Securities may be issued pursuant to a senior indenture between the Company and a trustee to be named in such senior indenture; and the Subordinated Debt Securities may be issued pursuant to a subordinated indenture between the Company and a trustee to be named in such subordinated indenture (collectively, the "Indentures").

     Warrants may be issued pursuant to a warrant agreement (a "Warrant Agreement") between the Company and a bank or trust company as warrant agent (the "Warrant Agent").


BOSTON   NEW YORK   PRINCETON   RESTON   WASHINGTON   LONDON*   MUNICH*  OXFORD*
--------------------------------------------------------------------------------
Hale and Dorr LLP is a Massachusetts Limited Liability Partnership and includes
Professional Corporations               * an independent joint venture law firm
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Arch Wireless, Inc.
February 9, 2001
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     We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the qualifications set forth below, we are of the following opinion:

     1. The Common Stock will be validly issued, fully paid and nonassessable, when (1) specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolutions"),
(2) the Registration Statement has become effective under the Securities Act,
(3) the terms of the sale of the Common Stock have been duly established in conformity with the Company's Restated Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (4) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (5) the Company has received the consideration provided for in the Authorizing Resolutions.

     2. The Preferred Stock will be validly issued, fully paid, and nonassessable, when (1) specifically authorized for issuance by the Authorizing Resolutions, (2) the Registration Statement has become effective under the Securities Act, (3) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (4) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company's Restated Certificate of Incorporation and By-laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (5) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, and (6) the Company has received the consideration provided for in the Authorizing Resolutions, such Preferred Stock will be validly issued, fully paid, and nonassessable.

     3. The Debt Securities will constitute valid and binding obligations of the Company when (1) specifically authorized for issuance by the Authorizing Resolutions, (2) the Registration Statement has become effective under the Securities Act, (3) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (4) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (5) the Company has received the consideration provided for in the Authorizing Resolutions.


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Arch Wireless, Inc.
February 9, 2001
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     4.   The Warrants will be validly issued when (1) specifically authorized for issuance by the Authorizing Resolutions, (2) the Registration Statement has become effective under the Securities Act, (3) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (4) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (5) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and (6) the Company has received the consideration provided for in the Authorizing Resolutions.

     5. The Plan Shares will be validly issued, fully paid and nonassessable when (1) the Registration Statement has become effective under the Securities Act, (2) the Plan Shares are issued and sold as contemplated by the Plan, and
(3) the Company has received the consideration provided for by the Plan and otherwise in accordance with the Authorizing Resolutions.

     The foregoing opinions are subject to the following qualifications:

     Our opinion as to the valid and binding nature of the Debt Securities is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     We express no opinion with respect to the applicability of any law other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and United States Federal laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the Commonwealth of Massachusetts.

     We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible. We have assumed that the Indentures will be duly authorized, executed, and delivered by the respective trustees thereunder and the Warrant Agreement will be duly authorized, executed, and delivered by the Warrant Agent thereunder, assumptions which we have not independently verified.

     It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Debt Securities, Warrants and Plan Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any


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Arch Wireless, Inc.
February 9, 2001
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obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the related Prospectus under the caption "Validity of Securities." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                             Very truly yours,



                                             /s/ Hale and Dorr LLP
                                             HALE AND DORR LLP